Exhibit 99.1

World Fuel Services Corporation to Acquire Assets of CarterEnergy Corporation

-- Increases Ground-Based Fuel Volume to 3.5 Billion Gallons --

MIAMI--(BUSINESS WIRE)--August 6, 2012--World Fuel Services Corporation (NYSE: INT) announced today that its wholly-owned subsidiary, World Fuel Services, Inc., has signed a definitive agreement to acquire select assets of CarterEnergy Corporation (“CarterEnergy”), including the assets comprising CarterEnergy’s wholesale motor fuel distribution business.

CarterEnergy, based in Overland Park, Kansas, with 2011 volume in excess of 500 million gallons, is a branded distributor for Philips 66, BP, Valero, Suncor, Shell, ExxonMobil, Cenex and Sinclair. CarterEnergy distributes gasoline and diesel fuel under long-term contracts to more than 700 retail operators and is a supplier to industrial, commercial and government customers in Kansas, Missouri, Colorado, Texas, Oklahoma, Arkansas, Nebraska, Illinois, Iowa, Wyoming, Arizona, Tennessee, New Mexico and Alabama.

“We look forward to welcoming the CarterEnergy team to World Fuel,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “CarterEnergy will further expand our presence in the branded wholesale market and increase our global land volume to more than 3.5 billion gallons.”

“We are extremely pleased to be joining a company with the reputation and capabilities of World Fuel. This transaction will allow us to utilize our market knowledge and further grow the business,” stated Kerry Oliver, President of CarterEnergy.

The transaction is expected to be $0.04 to $0.07 accretive to earnings on a GAAP basis in the first twelve months. Non-GAAP accretion, which excludes amortization of acquired intangible assets of approximately $0.02 per share, is expected to be $0.06 to $0.09 in the first twelve months.

The transaction is subject to customary closing conditions and is expected to be completed within the next sixty days.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at 6,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and may involve risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These statements include, without limitation, statements regarding the consummation of the transaction, its effects on future earnings or other operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, and any other statements that are not historical facts. These risks and uncertainties include the ability of the Company to achieve forecasted operating results and operating benefits currently expected from the proposed transaction and the timing and receipt of approvals for the transaction. Other risks and uncertainties, detailed from time to time in the Company's Securities and Exchange Commission filings could cause actual results to differ materially from any forward-looking statements set forth herein.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer